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                                                         EXHIBIT 10.21



                             LETTER AMENDMENT NO. 1
                                       to
           Middle Bay Oil Company, Inc. Securities Purchase Agreement


                                             November 23, 1999


The Prudential Insurance Company
 of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

     We refer to the Securities Purchase Agreement dated October 19, 1999 (the "Agreement") among the undersigned, Middle Bay Oil Company, Inc. (the "Company") and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     The Company is entering into a Restated Credit Agreement dated November 23, 1999 together with its subsidiaries Enex Resources Corporation and Middle Bay Production Company, Inc., as borrowers, and Bank One, Texas, N.A., as agent and a lender, and each other lender or agent now or hereafter a party thereto. As a condition to entering into the new Credit Agreement, Bank One has requested that certain provisions of the Securities Purchase Agreement be amended. You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us as follows: The Agreement is, effective the date first above written, hereby amended as follows:

I.  Amendments to Agreement.

     (a) Section 1.1. Definitions. Section 1.1. of the Agreement is amended (1) by deleting the definitions of "Compass Senior Credit Agreement," "Compass Senior Debt" and "Compass Senior Documents"; (2) by amending the definition of "Permitted Encumbrances" by amending clause (j) thereof in its entirety to read as follows:

          "(j) Liens arising under or created pursuant to the Senior Debt Documents;"

(3) by amending the definitions of "Permitted Senior Debt" and "Senior Lenders" in full to read as follows:


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          "Permitted Senior Debt" means the Senior Debt or other debt or credit facility of the Company which replaces the Senior Debt."

          "Senior Lenders" means any holder of any Senior Debt."

and (4) by adding thereto the following definitions in alphabetical order:

          "Default Notice" has the meaning set forth in Section 12.1.

          "Reorganization Securities" has the meaning set forth in Section 12.2.

          "Senior Credit Agreement" means that certain Restated Credit Agreement dated November 23, 1999, by and among Middle Bay Oil Company, Inc., Enex Resources Corporation and Middle Bay Production Company, Inc., as borrowers, and Bank One, Texas N.A., as agent and a lender, and each other lender or agent now or hereafter a party thereto and their successors and assigns, and any replacements, refinancings, amendments, renewals or extensions thereof, whether with the existing agent and lenders or other agents and lenders.

          "Senior Debt" means all Debt of the Company or any of its Subsidiaries outstanding under the Senior Debt Documents, including all renewals, extensions, increases, refinancings, restatements and replacements thereof.

          "Senior Debt Documents" means the Senior Credit Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guaranties and other documents, instruments and agreements executed and delivered pursuant to the Senior Credit Agreement evidencing, securing, guaranteeing or otherwise pertaining to the Senior Debt and all other obligations arising under the Senior Credit Agreement, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time."

          (b) Section 9.9. Negative Covenants. Section 9.9. of the Agreement is amended by amending subsection (b) thereof to delete the phrase "or the Compass Senior Debt Documents".

          (c) ARTICLE XII SUBORDINATION. ARTICLE XII of the Agreement is amended in its entirety to read as follows:


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                                  "ARTICLE XII


                                 SUBORDINATION

     SECTION 12.1.  Subordination of Payment.  The payment of the Debt
                    ------------------------
represented by the Notes is hereby expressly subordinated in right of payment to the prior payment in full of the Senior Debt; provided, however, so long as no
                                              --------  -------
Event of Default has occurred and is continuing for which (other than an event specified in Subsections 14(f) or (g) of the Senior Credit Agreement as in effect on November 23, 1999, or any similar provision in any amended, restated or replaced Senior Credit Agreement) the Company or the Agent under the Senior Credit Agreement has (or all Senior Lenders thereunder have) given written notice of such Event of Default to the Noteholders (a "Default Notice"), the Company may pay only interest due on the Notes according to their terms. At any time following the occurrence and during the continuance of any Event of Default and provided that the Agent under the Senior Credit Agreement has (or all Senior Lenders thereunder have) given a Default Notice to the Noteholders, the Noteholders will not accept or receive, any payments in cash, on or with respect to the Notes unless and until (a) such Event of Default shall have been cured or waived or shall have ceased to exist or (b) such time as all Senior Debt shall have been fully paid and performed and the obligation of the Senior Lenders to make loans under the Senior Credit Agreement shall have terminated. Notwithstanding the above, if within 180 days after the giving of such Default Notice by the Company or the Agent under the Senior Credit Agreement (or all Senior Lenders thereunder) such Event of Default has not become the subject of an acceleration notice by the Senior Lenders, then the Company may, at its option (unless in such interval the provision of this Section 12.1 have again
                                                      ------------
come into effect on account of any other Event of Default that did not exist on the date of any prior Default Notice), resume making any and all required payments in respect of the Notes in any manner authorized under the terms governing the Notes until such time (if any) that , such an acceleration notice is given or a Default Notice is given and a period of 180 days shall not have elapsed since the giving of such Default Notice as contemplated above. (If more than one Default Notice is given, e.g. by the Company and the Agent, such period
                                  ----
shall run from the giving of the first Default Notice.) In the event any direct or indirect payment or distribution in cash, shall be received by the Noteholders in contravention of the provisions hereof, such payment or distribution shall be held in trust for, and shall be immediately paid over or delivered to, the Agent under the Senior Credit Agreement.

     SECTION 12.2.  Notes Subordinated to Prior Payment of Senior Debt on
                    -----------------------------------------------------
Dissolution, Liquidation or Reorganization of the Company.  Upon any
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distribution of assets of the Company upon any voluntary or involuntary dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):


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          (a) the Senior Lenders shall first be entitled to receive payment in full in cash (or to have such payment duly provided for to their satisfaction) of the principal thereof and interest due on the Senior Debt and other amounts due in connection therewith before the Noteholders are entitled to receive any payment on account of the Notes;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Noteholders would be entitled except for the provisions of this Article
                                                                     -------
     XII, shall be paid by the liquidating trustee or agent or other person
     ---
     making such payment or distribution directly to the Senior Lenders or their representative, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lenders; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Noteholders on account of principal of or interest on the Notes before the Senior Debt is paid in full or provision made for its payment, such payment or distribution (subject to the further provisions of this Article XII) shall
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     be paid over to the Senior Lenders or their representative for application to the payment of all Senior Debt remaining unpaid or unprovided for until all Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lenders.

     Notwithstanding the forgoing, the Noteholders may retain stock or obligations which are issued pursuant to reorganization proceedings in respect of the Notes (such stock or obligations being "Reorganization Securities") if such Reorganization Securities are subordinate and junior (whether by law or agreement) at least to the extent provided in this Article XII to the payment of all Senior Debt and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt. The Noteholders may retain any cash proceeds of the Reorganization Securities subject to compliance with the subordination provisions thereof.

     SECTION 12.3.  Subordination of Liens.  So long as the Senior Debt remains
                    ----------------------
outstanding or any obligation of the Senior Lenders exists to make loans under the Senior Credit Agreement, the Noteholders hereby subordinate all Liens, now existing or hereafter created or arising, securing all or any portion of the Notes to all Liens, now existing or hereafter created or arising, securing all or any portion of the Senior Debt, notwithstanding any defect, deficiency, error or omission which may be contained in any document creating or perfecting any such Lien securing all or any portion of the Senior Debt. All Liens, now existing or hereafter created or


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arising, securing all or any portion of the Notes shall at all times remain subordinate, secondary and inferior to all Liens, now existing or hereafter created or arising, securing all or any portion of the Senior Debt.

     SECTION 12.4.  Subordination of Remedies.  So long as the Senior Debt
                    -------------------------
remains outstanding or any obligation of the Senior Lenders exists to make loans under the Senior Credit Agreement, the Noteholders shall not, without the prior written consent of the Senior Lenders, declare the Notes due or in default (other than to accelerate the Notes after the maturity of the Senior Debt, whether by acceleration or otherwise, and take such other actions as reasonably required to protect the Noteholders's claims upon any bankruptcy, insolvency, or receivership proceeding with respect to the Company) or foreclose upon or exercise any power of sale with respect to any security for all or any portion of the Notes or exercise any other right, power or remedy of the Noteholders provided for in any document or instrument executed in connection with the Notes or by law or initiate or join with any other creditor of the Company in initiating any plan or proceeding pursuant to any bankruptcy, insolvency or receivership proceedings or seeking an assignment for the benefit of creditors or the marshalling of the assets and liabilities of the Company. Upon any distribution of assets of the Company or the dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or the marshalling of the assets and liabilities of the Company or otherwise), any payment to which the Noteholders would otherwise be entitled with respect to the Notes shall be held in trust for, and shall be immediately paid over or delivered to, the Senior Lenders for application to the Senior Debt until all Senior Debt shall have been paid in full in cash. Notwithstanding any provision of this Article XII, (i) the Noteholders may receive payments of interest on the
        -----------
Notes in kind through the Company's election to accrue and add such interest payment to the principal of the Notes pursuant to the provisions of the Notes;
(ii) the Noteholders may convert the Notes to shares of common stock of the Company at any time in accordance with the terms of the Notes; (iii) the Noteholders may exercise any warrants for shares of common stock of the Company in accordance with the terms of any such warrants and (iv) the Senior Lenders shall have no rights to the shares of Common Stock obtained by the Noteholders through conversion of the Notes and exercise of the Warrants.

     SECTION 12.5. Continuing Agreement.  This Agreement shall continue in full
                   --------------------
force and effect and the liabilities and obligations of the Company and the Noteholders hereunder shall not be affected or impaired by any amendment, modification or alteration of any Loan Document, except as may be expressly provided in any such amendment, modification or alteration. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 12.6. Liability Not Impaired.  The provisions of this  Article XII
                   ----------------------                           -----------
shall

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be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Article XII shall be affected or impaired by (a) the failure of the
        -----------
Agent under the Senior Credit Agreement or the Senior Lenders or any other
Person to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of any Collateral for all or any portion of the Senior Debt, (b) the failure of any Lien intended to be granted or created to secure all or any part of the Senior Debt to be properly perfected or created or the unenforceability of any such Lien for any other reason, or (c) the subordination of any such Lien to any other Lien. The Senior Lenders may at any time and from time to time, without the consent of or notice to the Noteholders, and without incurring any responsibility to the Noteholders, and without impairing or releasing or otherwise affecting any of the obligations or agreements of the Noteholders hereunder, (a) change the manner, place or terms of payment, or change or extend the time of payment of, renew, or alter all or any portion of the Senior Debt, (b) exchange, release, surrender, realize upon or otherwise deal with, in any manner and any order, any Property at any time subject to any Lien in favor of the Senior Lenders, (c) exercise or refrain from exercising any rights against the Company or others, and (d) sell, transfer, assign or grant participations in the Senior Debt or any portion thereof.

     SECTION 12.7. Waivers.  The Noteholders waive any right to require the
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Senior Lenders to (a) proceed against the Company or make any effort at the collection of the Senior Debt from the Company or any other Person liable for all or any portion of the Senior Debt, (b) proceed against or exhaust any Collateral securing all or any portion of the Senior Debt, or (c) pursue any other remedy in the power of the Senior Lenders.

     SECTION 12.8. Knowledge of the Noteholders.  The Noteholders shall not at
                   ----------------------------
any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Noteholders under the Notes or the taking of any action under the Notes by the Noteholders unless and until the Noteholders shall have received written notice thereof from the Agent under the Senior Credit Agreement or the Company and, prior to the receipt of any such written notice, shall be entitled in all respects conclusively to assume that no such facts exist.

     SECTION 12.9.  Obligation of the Company.  Nothing contained in this
                    -------------------------
Article XII shall affect the obligation of the Company to make, or prevent the
-----------
Company from making, payment of the principal of or interest on the Notes, except as otherwise provided in this Article XII and the Notes.
                                     -----------


     SECTION 12.10. Subrogation.  Upon payment in full of the Senior Debt, the
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Noteholders shall be subrogated to the rights of the holders of Senior Debt to receive payments or


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distributions of assets of the Company made on the Senior Debt until the principal of and interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the Noteholders would be entitled (except for the provisions of this Article XII) shall, as between the Company,
                                   -----------
its creditors (other than the holders of Senior Debt) and the Noteholders, be deemed to be a payment by the Company to or on account of the Senior Debt."

II. Miscellaneous

     On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to the Company at its address at 1221 Lamar Street, Suite 1020, Houston, Texas, 77010, Attention of Floyd Wilson, President. This letter amendment shall become effective as of the date first above written when and if
(i) counterparts of this letter amendment shall have been executed by us


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and you and (ii) the Other Securities Purchase Agreements have been amended to the same extent as set forth in this letter amendment.

                                                    Very truly yours,

                                                    MIDDLE BAY OIL COMPANY, INC.

                                                    By:_________________________
                                                        Title:

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:______________________________
   Vice President







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